1251 Avenue of the Americas
New York, NY 10020-1104
 main 212.835.6000 fax 212.835.6001

May 6, 2004

Eschelon Operating Company
730 Second Avenue
Minneapolis, MN 55402

Ladies and Gentlemen:

        We have acted as counsel to Eschelon Operating Company, a Minnesota corporation (the "Company"), and the Registrant Guarantors listed on Exhibit A hereto (the "Registrant Guarantors"), in connection with the Registration Statement on Form S-4, as amended (File No. 333-114437) (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission, pursuant to which the Company is registering $100,000,000 aggregate principal amount of its 8?% Senior Second Secured Notes due 2010 (the "New Notes"), to be issued under an Indenture (the "Indenture") entered into between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). Pursuant to the Registration Statement, the Company is offering to issue the New Notes in exchange for all of its outstanding 8?% Senior Second Secured Notes due 2010 (the "Old Notes") (the "Exchange Offer").

        For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement, filed on the date hereof by the Company with the Securities and Exchange Commission, (ii) the form of the New Notes and the form of the Indenture, and (iii) such corporate or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements and representations made by the Company, which we have neither investigated nor verified, as well as certain statements contained in the Registration Statement, which we have also neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete, and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made "to the best knowledge of" any persons will be true, correct, and complete as if made without such qualification. Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.

        Based upon and subject to the foregoing, we are of the opinion that the New Notes have been duly authorized by the Company and, when duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and issued in exchange for currently outstanding Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company under the laws of the State of New York.

        No opinion is expressed as to any matter not specifically addressed above. The foregoing opinion is limited to the law of the State of New York and the General Corporation Law of the State of Delaware. We do not express any opinion herein concerning the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of such Act.

        This opinion has been delivered to you for the purpose of being included as an exhibit to the Registration Statement.

                        Very truly yours,

                        /s/ PIPER RUDNICK LLP

EXHIBIT A
REGISTRANT GUARANTORS

Eschelon Telecom, Inc., a Delaware corporation
Eschelon Telecom of Minnesota, Inc., a Minnesota corporation
Eschelon Telecom of Washington, Inc., a Minnesota corporation
Eschelon Telecom of Colorado, Inc., a Minnesota corporation
Eschelon Telecom of Nevada, Inc., a Minnesota corporation
Eschelon Telecom of Utah, Inc., a Minnesota corporation
Eschelon Telecom of Oregon, Inc., a Minnesota corporation
Eschelon Telecom of Arizona, Inc., a Minnesota corporation